Exhibit 5

2727 NORTH HARWOOD STREET ● DALLAS, TEXAS 75201.1515

TELEPHONE: +1.214.220.3939 ● JONESDAY.COM

September 5, 2023

Parker-Hannifin Corporation

6035 Parkland Boulevard

Cleveland, Ohio 44124-4141

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Parker-Hannifin Corporation, an Ohio corporation (“Parker”), in connection with the authorization of the possible issuance and sale from time to time, on a delayed basis, by Parker of: (i) senior debt securities of Parker (the “Senior Debt Securities”), in one or more series, certain of which may be convertible into or exchangeable for Common Shares (as defined below); (ii) subordinated debt securities of Parker (the “Subordinated Debt Securities” and, collectively with the Senior Debt Securities, the “Debt Securities”) in one or more series, certain of which may be convertible into or exchangeable for Common Shares; (iii) common shares, par value $.50 per share, of Parker (the “Common Shares”); (iv) shares of serial preferred stock, par value $.50 per share, of Parker (the “Preferred Stock”), in one or more series, certain of which may be convertible into or exchangeable for Common Shares; (v) depositary shares of Parker representing fractional interests in Preferred Stock, in one or more series (the “Depositary Shares”); (vi) warrants to purchase Common Shares, Preferred Stock or Debt Securities or any combination thereof (the “Warrants”); and (vii) contracts to purchase Common Shares or other securities at a future date or dates (the “Stock Purchase Contracts”), which may be issued separately or as part of units consisting of a Stock Purchase Contract and Debt Securities, Preferred Stock, Warrants or debt obligations of third parties, including United States treasury securities, securing the holders’ obligations to purchase the securities under the Stock Purchase Contracts (the “Stock Purchase Units”), in each case, as contemplated by Parker’s Registration Statement on Form S-3 to which this opinion is an exhibit (the “Registration Statement”). The Debt Securities, the Common Shares, the Preferred Stock, the Depositary Shares, the Warrants, the Stock Purchase Contracts and the Stock Purchase Units are collectively referred to herein as the “Securities.” The Securities may be offered and sold from time to time pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”).

In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinions. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that:

AMSTERDAM ● ATLANTA ● BEIJING ● BOSTON ● BRISBANE ● BRUSSELS ● CHICAGO ● CLEVELAND ● COLUMBUS ● DALLAS DETROIT ● DUBAI ● DÜSSELDORF ● FRANKFURT ● HONG KONG ● HOUSTON ● IRVINE ● LONDON ● LOS ANGELES ● MADRIDMELBOURNE ● MEXICO CITY ● MIAMI ● MILAN ● MINNEAPOLIS ● MUNICH ● NEW YORK ● PARIS ● PERTH ● PITTSBURGHSAN DIEGO ● SAN FRANCISCO ● SÃO PAULO ● SHANGHAI ● SILICON VALLEY ● SINGAPORE ● SYDNEY ● TAIPEI ● TOKYO ● WASHINGTON

Parker-Hannifin Corporation September 5, 2023 Page 2

1.

The Senior Debt Securities, upon receipt by Parker of such lawful consideration therefor as Parker’s Board of Directors (or an authorized committee or subcommittee thereof) may determine, will constitute valid and binding obligations of Parker.

2.

The Subordinated Debt Securities, upon receipt by Parker of such lawful consideration therefor as Parker’s Board of Directors (or an authorized committee or subcommittee thereof) may determine, will constitute valid and binding obligations of Parker.

3.

The Common Shares, upon receipt by Parker of such lawful consideration therefor having a value not less than the par value thereof as Parker’s Board of Directors (or an authorized committee or subcommittee thereof) may determine, will be validly issued, fully paid and nonassessable.

4.

The shares of Preferred Stock, upon receipt by Parker of such lawful consideration therefor having a value not less than the par value thereof as Parker’s Board of Directors (or an authorized committee or subcommittee thereof) may determine, will be validly issued, fully paid and nonassessable.

5.

The Depositary Shares, upon receipt by Parker of such lawful consideration therefor as Parker’s Board of Directors (or an authorized committee or subcommittee thereof) may determine, will be validly issued, and the depositary receipts representing the Depositary Shares will entitle the holders thereof to the rights specified therein and in the Deposit Agreement (as defined below) pursuant to which they are issued.

6.

The Warrants, upon receipt by Parker of such lawful consideration therefor as Parker’s Board of Directors (or an authorized committee or subcommittee thereof) may determine, will constitute valid and binding obligations of Parker.

7.

The Stock Purchase Contracts, upon receipt by Parker of such lawful consideration therefor as Parker’s Board of Directors (or an authorized committee or subcommittee thereof) may determine, will constitute valid and binding obligations of Parker.

8.

The Stock Purchase Units, upon receipt by Parker of such lawful consideration therefor as Parker’s Board of Directors (or an authorized committee or subcommittee thereof) may determine, will constitute valid and binding obligations of Parker.

In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective (and will remain effective at the time of issuance of any Securities thereunder); (ii) a prospectus supplement describing

Parker-Hannifin Corporation September 5, 2023 Page 3

each class and/or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the “Commission”), will be timely filed with the Commission; (iii) the definitive terms of each class and/or series of Securities will have been established in accordance with the authorizing resolutions adopted by Parker’s Board of Directors (or an authorized committee or subcommittee thereof), Parker’s Amended Articles of Incorporation (the “Articles of Incorporation”) and applicable law; (iv) Parker will issue and deliver the applicable Securities in the manner contemplated by the Registration Statement and any Securities that consist of shares of capital stock will have been authorized and reserved for issuance, in each case within the limits of the then-remaining authorized but unreserved and unissued amounts of such capital stock; (v) the resolutions authorizing Parker to issue, offer and sell the Securities will have been adopted by Parker’s Board of Directors (or an authorized committee or subcommittee thereof) and will be in full force and effect at all times at which the Securities are offered or sold by Parker; (vi) all Securities will be issued in compliance with applicable federal and state securities laws; and (vii) any Subordinated Indenture, Deposit Agreement, Warrant Agreement or Purchase Contract Agreement (each as defined below) and each Stock Purchase Unit will be governed by and construed in accordance with the laws of the State of New York and will constitute a valid and binding obligation of each party thereto other than Parker.

With respect to any Securities consisting of any series of Debt Securities, we have further assumed that: (i) (A) any Senior Debt Securities will have been issued pursuant to the indenture, dated as of September 5, 2023 (the “Senior Indenture”), by and between Parker and The Bank of New York Mellon Trust Company, N.A., as trustee, and that the Senior Indenture is a valid and binding obligation of such trustee, (B) any Subordinated Debt Securities will have been issued pursuant to an indenture that has been authorized, executed and delivered by Parker and the applicable trustee in a form approved by us (the “Subordinated Indenture” and each of the Senior Indenture and the Subordinated Indenture, an “Indenture”) and (C) the Subordinated Indenture will have been qualified under the Trust Indenture Act of 1939; (ii) all terms of such Debt Securities not provided for in the applicable Indenture will have been established in accordance with the provisions of the applicable Indenture and reflected in appropriate documentation approved by us and, if applicable, executed and delivered by Parker and the applicable trustee; and (iii) such Debt Securities will be executed, authenticated, issued and delivered in accordance with the provisions of the applicable Indenture.

With respect to any Securities consisting of Preferred Stock, we have further assumed that Parker will issue and deliver the shares of the Preferred Stock being issued and delivered after the filing with the Secretary of State of the State of Ohio of a certificate of amendment to the Articles of Incorporation, approved by us, establishing the designations, preferences and rights of the class or series of the Preferred Stock being issued and delivered.

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With respect to any Securities consisting of Depositary Shares, we have further assumed that the Depositary Shares will be: (i) issued and delivered after authorization, execution and delivery of the deposit agreement, approved by us, relating to the Depositary Shares (the “Deposit Agreement”) to be entered into between Parker and an entity selected by Parker to act as depositary (the “Depositary”); and (ii) issued after Parker deposits with the Depositary shares of the Preferred Stock to be represented by such Depositary Shares that are authorized, validly issued, fully paid and nonassessable as contemplated by the Registration Statement and the Deposit Agreement.

With respect to any Securities consisting of Warrants, we have further assumed that: (i) the warrant agreement, approved by us, relating to the Warrants (the “Warrant Agreement”) to be entered into between Parker and an entity selected by Parker to act as the warrant agent (the “Warrant Agent”) will have been authorized, executed and delivered by Parker and the Warrant Agent; and (ii) the Warrants will be authorized, executed and delivered by Parker and the Warrant Agent in accordance with the provisions of the Warrant Agreement.

With respect to any Securities consisting of Stock Purchase Contracts, we have further assumed that: (i) the purchase contract agreement, approved by us, relating to the Stock Purchase Contracts (the “Purchase Contract Agreement”) to be entered into between Parker and an entity selected by Parker to act as the purchase contract agent (the “Purchase Contract Agent”) will have been authorized, executed and delivered by Parker and the Purchase Contract Agent; and (ii) the Stock Purchase Contracts will be authorized, executed and delivered by Parker and the Purchase Contract Agent in accordance with the provisions of the Purchase Contract Agreement.

With respect to any Securities consisting of Stock Purchase Units, we have further assumed that each component of such Stock Purchase Units will be authorized, validly issued, fully paid and nonassessable (to the extent applicable) and will constitute a valid and binding obligation of Parker (to the extent applicable) as contemplated by the Registration Statement and the applicable unit agreement, if any.

Our opinions expressed herein are limited by bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally and by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

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As to facts material to the opinions and assumptions expressed herein, we have relied upon oral or written statements and representations of officers and other representatives of Parker and others. The opinions expressed herein are limited to the laws of the State of New York and the laws of the State of Ohio, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day